EXHIBIT 10.1

                                October 17, 2010


                            SHARE EXCHANGE AGREEMENT

                             Dated October 17, 2010

                                     ------

                                 By and Between

                                GoIP Global, Inc.

                                       and

                                  Malcolm Myers

                            and Add-On Exchange, Inc.

                                     ------


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                                October 17, 2010


     SHARE EXCHANGE AGREEMENT, made as of the 17th day of October 2010, by and between Add-On Exchange, Inc. ("Add-On") and Malcolm Myers, ("Myers" or the "Add-On Exchange Shareholder") both with principal offices at 410 Park Avenue, 15th Floor, New York, NY 10022, and GoIP Global, Inc., with principal offices at 475 Park Avenue South, Suite 3001, New York, NY 10016, hereinafter referred to as "GOIG," all hereinafter referred to individually as a "Party" and collectively as the "Parties."

                                     ------

     Whereas, GOIG is a public company incorporated in the State of Nevada and the common stock of GOIG is traded on the Pink Sheets market under the stock symbol "GOIG." and

     Whereas, Add-On Exchange is a company registered under the Securities and Exchange Act of 1934, incorporated in the State of Delaware and has Two Hundred Million (200,000,000) shares authorized and One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share, issued and outstanding, and

     Whereas, GOIG and Add-On Exchange and the Add-On Exchange Shareholder have mutually agreed that GOIG shall issue and sell to the Add-On Shareholder (as hereinafter defined) the GOIG Shares (as hereinafter defined) in exchange for the Add-On Shares (as hereinafter defined), which said Add-On Shares shall constitute Thirty Five Percent (35%) all of the issued and outstanding Add-On Exchange Common Stock and also in exchange for the Add-On Note (as hereinafter defined) upon the terms and subject to the conditions set out in this Agreement, and

     Whereas, as additional consideration from GOIG, GOIG shall provide a minimum of Fifteen Thousand Dollars ($15,000) during each calendar month for a period of twelve months from the date of Closing, all such advances (the "Advances") to be secured by a convertible note (the "Convertible Note") convertible into Add-On Common Stock at a company valuation for Add-On of Two Million Dollars ($2,000,000), and secured by the assets of Add-On, and

     Whereas, GOIG wishes to appoint one of the three directors of Add-On to further secure its investment, and the Add-On Exchange Shareholder and Add -On Board of Directors concurs in such appointment, and

     Whereas, to induce GOIG's investment, Add-On Exchange and the Add-On Exchange Shareholder have made certain representations to GOIG,

     Now, Therefore, in consideration for the mutual representations and covenants contained here, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

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                                    ARTICLE I
                                 INTERPRETATION

     Section 1.1 Definitions. In this Agreement where the context so admits the following words and expressions shall have the following meanings:

"Add-On Exchange Directors" shall have the meaning defined in Section 3.1.

"Add-On Exchange Disclosure Documents" shall mean the Add-On Exchange Business Plan, and the filings of Add-On Exchange with the Securities and Exchange Commission and accompanying corporate documents and financial statements along with any and all other information provided by Add-On and/or the Add-On Exchange Shareholder to GOIG.

"Add-On Exchange Shareholder" shall mean Malcolm Myers, the current owner of Forty Six Million Two Hundred and Fifty Thousand (46,250,000) shares of Common Stock of Add-On Exchange, Inc., being 46.25% of the outstanding shares of Common Stock of Add-On Exchange.

"Add-On Exchange Shares" The Thirty Five Million (35,000,000) shares of common stock, par value US $0.001, of Add-On Exchange now owned by the Add-On Exchange Shareholder, Malcolm Myers, to be given to GoIP Global, Inc. on Closing by Malcolm Myers, such shares constituting Thirty Five Percent (35%) of the then outstanding Common Stock, par value $0.001 of Add-On Exchange.

"Add-On Exchange Warranties" The representations, warranties and undertakings under Article 7;

"Add-On Exchange Plans" shall have the meaning defined in Section 8.14.

"Add-On Shareholder" The majority shareholder of Add-On Exchange Shareholder, being at this time Malcolm Myers.

"Add-On Exchange Shareholder Warranties" the representations, warranties and undertakings under Article 8;

"Add-On Exchange Warranties" the representations, warranties and undertakings under Article 7;

"Add-On Note" shall mean the Note owed by Add-On to Malcolm Myers in the amount of Five Hundred Thousand Dollars ($500,000) a copy of which is attached hereto and Incorporated by reference as Exhibit 2.2.

"Advances" shall mean the funds of $300,000 to be loaned over a period of the next 12 months to Add-on Exchange by GOIG, to be advanced and loaned under a convertible, secured note (the "Convertible Note"), secured by the assets of Add-On Exchange. Monthly advances will be a minimum of $15,000 to cover agreed to overhead.

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"Business" shall mean the operations of the company.

"Business Day" a day on which banks are generally open for business in New York City;"

"Closing" Closing of the transaction contemplated herein pursuant to Article 5;

"Closing Date" The date of Closing as agreed to by the Parties.

"Conditions" the conditions set out in Section 4.1;

"GOIG's Attorneys" The Law Offices of Bradley E. Essman, Esq.;

"GOIG Shares" are the One Hundred Million (100,000,000) shares of GOIG Common Stock to be issued in connection with this transaction as provided below.

"GOIG Warranties" the representations, warranties and undertakings under Article 9;

"Material Adverse Effect" shall have the meaning given in Section 7.1(a).

"Material  Contract"  shall  mean  any  contract,  undertaking,   agreement,  or
commitment in fact or at law which would have a material impact on the assets or earnings of the company."

"Parties" Persons named parties to this Agreement, and "Party" means either of them;

"Pink Sheets" shall mean the OTC Pink Sheet Market in the United States.

     Section 1.2 Article or Section References. A reference to any given Article or Section is to the Article or Section of this Agreement with the corresponding numerical or other designation.

     Section 1.3 Successors and Assigns. The expressions "Add-On Exchange," "Add-On Exchange Shareholder," and "GOIG" shall, where the context permits, include their respective successors and permitted assigns.

                                   ARTICLE II
                               PURCHASE OF SHARES

     Section 2.1 The Purchase. Subject to satisfaction of the Conditions, on Closing, (a) GOIG agrees to purchase, and the Add-On Exchange Shareholder agree to sell to GOIG, the Add-On Exchange Shares, and (b) the Add-On Exchange Shareholder agrees to accept the GOIG Shares as the purchase consideration for their Add-On Exchange Shares. The Add-On Exchange Shareholder is Malcolm Myers only.

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     Section 2.2 Further  Consideration.  As further consideration for the Share
Purchase given in Section 2.1 above, Malcolm Myers shall assign to GOIG a Note owned by him in the face and outstanding amount of Five Hundred Thousand Dollars ($500,000.00) owed by Add-On Exchange, Inc. to Malcolm Myers and bearing interest at the rate of Percent (10 %). A copy of the Note and the assignment to GOIG is attached hereto as Exhibit 2.2. and incorporated herein by reference.

                                   ARTICLE III
                FURTHER CONSIDERATION, CONDITIONS AND AGREEMENTS

     Section 3.1 Directors of Add-On. Before Closing, Add-On will have no more than two directors, John Rafuse and John Parkinson, who will serve for a one year term terminating on October 14, 2011, and at closing Add-On will cause to be elected to its Board of Directors, one director nominated by GOIG, Mr. Isaac
H. Sutton. At Closing, and after Closing, and as long as GOIG is a shareholder of Add-On, with the addition of this one director nominated by GOIG, Add-On Exchange shall have no more than three directors. GOIG will have the right to appoint at least one director as long as their interest in Add-On at least 35,000,000 shares.

     Section 3.2. Advances by GOIG to Add-On. As further consideration from GOIG to Add-On Exchange and the Add-On Exchange Shareholder, GOIG shall provide a minimum of $300,000 over the next twelve months, all such advances (the "Advances") to be secured by a convertible note (the "Convertible Note"), convertible into Add-On Common Stock at a current company valuation for Add-On of Two Million Dollars ($2,000,000) or Two Cents ($0.02) Per Share , and secured by the assets of Add-On. Such Convertible Note, lien and security agreement therefore are attached hereto and incorporated by reference as Exhibit 3.2.

                                   ARTICLE IV
                                   CONDITIONS

     Section 4.1 Closing Conditions. Closing shall be conditional on the fulfilment of each of the following conditions:

(a) the GOIG Warranties having remained true and accurate and not misleading at all times up to and as at Closing (except to the extent that a GOIG Warranty was by its terms made as of a specific date, in which case Closing shall be conditional on such GOIG Warranty having been true at such date);

(b) the performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by GOIG and all the approvals and consents necessary to complete the share exchange described herein (including any consents of governmental or regulatory authorities and any requisite approvals from the shareholders of GOIG and Add-On Exchange, if applicable, with respect to the allotment and issuance

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of the GOIG Shares by GOIG and the purchase of the Add-On Exchange Shares by the
Add-On Exchange Shareholder) having been obtained;

(c) the delivery by GOIG to Add-On Exchange of a certificate executed by an executive officer of GOIG, dated the Closing Date, to the effect that the Conditions specified in Sections 4.1 (b) and (c) have been satisfied;

(d) the Add-On Exchange Warranties having remained true and accurate and not misleading at all times up to and as at Closing (except to the extent that a Add-On Exchange Warranty was by its terms made as of a specific date, in which case Closing shall be conditional on such Add-On Exchange Warranty having been true at such date);

(e) the performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Add-On Exchange and all the approvals and consents necessary to complete the share exchange described herein (including any consents of governmental or regulatory authorities) having been obtained by Add-On Exchange; and

(f) the delivery by Add-On Exchange to GOIG of a certificate executed by an executive officer of Add-On Exchange, dated the Closing Date, to the effect that the Conditions specified in Sections 4.1 (d) and (e) have been satisfied;

     Section 4.2 GOIG Waiver of Conditions. GOIG may waive all or any of the Conditions set out in Section 4.1at any time by notice in writing to Add-On Exchange.

     Section 4.3 Add-On Exchange Waiver of Conditions. Add-On Exchange may waive all or any of the Conditions set out in Section 4.1at any time by notice in writing to GOIG.

     Section 4.4 Notice of Fulfilment of Conditions. GOIG shall inform Add-On Exchange of the fulfilment of all the Conditions set out in Section 4.1 within one (1) Business Day of the fulfilment of the last of such Conditions, and Add-On Exchange shall inform GOIG of the fulfilment of all the Conditions set out in Section 4.1 within one (1) Business Day of the fulfilment of the last of such Conditions.

     Section 4.5 Termination. This Agreement may be terminated by written consent of both Parties, or if any of the Conditions set out in Section 4.1 is not fulfilled (or waived by GOIG in accordance with Section 4.2 or waived by Add-On Exchange in accordance with Section 4.3) on or before the Closing. In the event of a termination, this Agreement (except for Articles X, XI, and XII and this Section 4) will terminate and become null and void and the Parties hereto will be released from all their respective obligations hereunder (except for Articles X, XI, and XII and this Section 4), except for the liabilities for any antecedent breaches hereof.

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                                    ARTICLE V
                                     CLOSING

     Section 5.1 Location. Closing shall take place at the offices of GOIG or such other place as the Parties may agree on or before the Closing Date.

     Section 5.2 Closing Actions. Subject to Article 4, Closing of this Agreement shall take place at 12:00 noon on the Closing Date at which:

(a) Add-On Exchange and the Add-On Exchange Shareholder shall:

(i) transfer the Add-On Shares to GOIG fully paid and without liens, claims, and restrictions of any kind; along with the Add-On Note;

(ii) deliver or caused to be delivered to GOIG;

(aa) certified copies of Board resolutions of the Add-On Exchange Board of Directors approving and authorizing the execution and Closing of this Agreement and the sale of the Add-On Exchange Shares to GOIG and transfer of the Add-On Note to GOIG ;

(ab) certified copies of the Board resolutions of the Add-On Exchange Directors and Shareholder removing two of the four current directors of Add-On Exchange and appointing the one nominee of GOIG as directors of Add-On Exchange;

(ac) duly issued stock certificate(s) in the name of GOIG in respect of the Add-On Exchange Shares;

(ad) a receipt for the GOIG Shares received by Add-On Exchange at Closing;

(ae) all other documents required to be delivered by Add-On Exchange at or prior to Closing;

(af) Certificates of the Add-On Exchange Shareholder and Add-On Exchange Board of Directors certifying and evidencing the ownership of the Add-On Patents by Add-On free and clear of all liens, claims and encumbrances;

(ag) The executed Add-On Exchange Convertible Note along with the lien and security agreement securing payment of the Add-On Exchange Convertible Note, and duly executed resolutions of the Board of Directors of Add-On Exchange and the Add-On Exchange Shareholder authorizing the issuance and terms of said Add-On Exchange Convertible Note.

(ah) The duly executed Consulting Agreements of John Rafuse, John Parkinson and Aaron Greengrass.

(ai) the Add-On Note and the Add-On Note Assignment transferring ownership of the Add-On Note from the Add-On Shareholder to GOIG free and clear of all liens, claims and encumbrances; and

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(aj)  Certification  of the Add-On  Exchange  and the Add-On  Exchange  Board of
Directors that the representations and warranties contained herein and the Add-On Exchange Disclosure Documents are true, correct and complete.

(b) GOIG shall:

     (i) allot and issue the GOIG Shares to the Add-On Exchange Shareholder credited as fully paid; and

     (ii) deliver or cause to be delivered to Add-On Exchange:

(aa) certified copies of resolutions of the GOIG Board of Directors approving and authorizing the execution and Closing of this Agreement and the allotment and issuance of the GOIG Shares to Add-On Exchange (or such other persons as Add-On Exchange may nominate);

(ab) duly issued share certificates in the name of the Add-On Shareholder in respect of the GOIG Shares;

(ac) a receipt for the Add-On Exchange Shares and Add-On Exchange Note received by GOIG at Closing; and

(ae) all other documents required to be delivered by GOIG at or prior to Closing.

                                   ARTICLE VI
                       FURTHER OBLIGATIONS OF THE PARTIES

     Section 6.1 Cooperation. Each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate, as promptly as possible, the transactions contemplated by this Agreement, including, without limitation, that:

(a) Add-On Exchange shall use its reasonable best efforts to assist GOIG in all its negotiations and exchanges of correspondence in relation to the transactions referred to herein with the Pink Sheets or other relevant authorities;

(b) Add-On Exchange shall use its reasonable best efforts to provide GOIG with such information as the Pink Sheets may require for the purpose of obtaining their clearance of any announcement or information required in connection with this Agreement;

(c) GOIG shall use its reasonable best efforts to prepare all necessary documentation and to convene all necessary meetings of directors (with recommendations in favor as appropriate) in connection with obtaining the approval of directors to the allotment and issuance of the GOIG Shares and the

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purchase of the Add-On  Exchange Shares by GOIG in accordance with all necessary legal and Pink Sheets requirements;

(d) Add-On Exchange shall cooperate with and provide GOIG with all documents, signatures and other information and actions necessary or convenient to the preparation of a statement of Adequate Current Information for the Pink Sheets and any other securities market, information source or regulator.

     Section 6.2 Confidentiality. Each Party agrees that for a period of three years after receipt of the information (a) all information received by it pursuant to Section 6.4 and (b) any other information that is disclosed by the other Party to it and is identified by the other Party as being confidential or proprietary, shall be considered confidential information. Each Party further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party except as required by law, regulation (including the Pink Sheet rules) or applicable process, provided that to the extent possible the other Party shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure, other than its counsel or accountants nor shall it use such confidential information for any purpose other than its investment in the other Party; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any information that (1) was known to the public prior to disclosure by the other Party, (2) becomes known to the public through no fault of such Party, (3) is disclosed to such Party on a non-confidential basis by a third party having a legal right to make such disclosure or (4) is independently developed by such Party.

     Section 6.3 Tax Information. From and after the Closing Date, Add-On Exchange shall promptly provide Add-On Exchange with any information reasonably requested by GOIG to enable GOIG or any of its affiliates to prepare its tax returns (including the making of any elections) and make any determinations with respect to taxes.

                                   ARTICLE VII
         REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF ADD-ON EXCHANGE
                      AND THE ADD-ON EXCHANGE SHAREHOLDER

     Section 7.1 Warranties. Add-On Exchange and the Add-On Exchange Shareholder hereby represent, warrant and undertakes to GOIG (to the intent that the provisions of this Section shall continue to have full force and effect notwithstanding Closing) as follows:

(a) Organization, Good Standing and Qualification. Add-On Exchange is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Add-On Exchange has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue, transfer, sell and deliver the Add-On Exchange Shares, to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. Add-On Exchange is duly qualified and is authorized to do business and is in good standing as a

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foreign  corporation in all  jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so could not have, individually or in the aggregate, a Material Adverse Effect (as defined herein) on Add-On Exchange. For purposes of this Agreement, with respect to either Party, a "Material Adverse Effect" shall mean a material adverse effect on the business, assets, financial condition or operations of the Party and its subsidiaries, taken as a whole.

(b) Subsidiaries. Set forth on Exhibit 7.1(b) hereto and incorporated by reference, is a list of all entities in which Add-On Exchange beneficially owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests (collectively, the "Add-On Exchange Subsidiaries") as of June 30, 2010 Each Add-On Exchange Subsidiary has been duly organized and is validly existing under the laws of its jurisdiction of organization, is not in liquidation or receivership, and has the power and authority (corporate or other) to own its properties and conduct its business as described in the SEC Documents (as defined below); and each Add-On Exchange Subsidiary is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect on Add-On Exchange. All of the issued and outstanding capital stock of each Add-On Exchange Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or equity interests of each Add-On Exchange Subsidiary owned by Add-On Exchange, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than as set forth in the SEC Documents or which would not have a Material Adverse Effect on Add-On Exchange.

(c) Validly Issued Shares. When issued in compliance with the provisions of this Agreement, the Add-On Exchange Shares will be validly issued, fully paid and nonassessable, and will constitute Thirty Five Percent (35%) of the existing issued common stock, par value $0.001 (the "Common Stock"), of Add-On Exchange and will be free of any restrictions, limits, claims, liens or other encumbrances; provided, however, that the Add-On Exchange Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(d) Authorization; Binding Obligations. All actions on the part of Add-On Exchange and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Add-On Exchange hereunder and the authorization, sale, issuance and delivery of the Add-On Exchange Shares pursuant hereto have been taken or will be taken prior to Closing. This Agreement has been duly executed and delivered by Add-On Exchange, and (assuming the due authorization, execution and delivery hereof by GOIG) this Agreement is a valid and binding obligation of Add-On Exchange enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Add-On Exchange Shares is not subject to any preemptive or similar rights or rights of first refusal that have not been properly waived or complied with.

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(e) Capitalization.  The authorized capital stock of Add-On Exchange consists of
200,000,000 (Two Hundred Million) Shares of Common Stock having a par value of $0.001; and 50,000,000 (Fifty Million) Shares of Preferred Stock having a par value of $0.001 per share (the "Preferred Stock"). As of the close of business the date hereof, One Hundred Million (100,000,000) shares of Common Stock were issued and outstanding, 46.25% of which are owned by Malcolm Myers, and no shares of Preferred Stock were issued and outstanding. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as disclosed to GOIG, as set forth above, as of the date hereof there were no outstanding rights (including without limitation, preemptive rights) warrants or options to acquire, or instruments convertible into or exchangeable for, any material number of shares of common stock or any other class of shares or equity interest in Add-On Exchange or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of an kind relating to the issuance of any material number of shares of common stock of Add-On Exchange or any subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(f) Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under federal and/or state securities laws, applicable stock exchange regulations and, if applicable, none of the execution, delivery or performance of this Agreement by Add-On Exchange, the consummation by Add-On Exchange of the transactions contemplated hereby or compliance by Add-On Exchange with any of the provisions hereof will
(a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Add-On Exchange, (b) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Add-On Exchange or any of its material subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Add-On Exchange, any of its material subsidiaries or any of their properties or assets, excluding from the foregoing Sections (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Add-On Exchange' ability to consummate the transactions.

(g) Add-On Exchange Information. Add-On Exchange has furnished or made available to GOIG, prior to the date hereof, copies of its Add-On Exchange Business Plan and corporate and financial statements for the year of 2010 and through the date hereof (the Add-On Exchange Disclosure Documents"). Unless filed with the Securities and Exchange Commission, the Add-On Exchange Disclosure Documents are given in Exhibit 7.1(g) attached hereto and incorporated by reference. Each of these documents, as of its respective date (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), did not, and each of the documents filed by Add-On Exchange with the Securities and Exchange Commission after the date hereof and prior to the Closing will not, as of the date thereof (or if amended or superseded by a filing prior to the date of the Closing, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact necessary in order

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                                October 17, 2010


to make the statements made therein, in light of the circumstances under which they were made, not misleading. Add-On Exchange is not a party to any material contract, agreement or other arrangement which has not been given to GOIG.

(h) Financial Statements. Add-On Exchange has furnished or made available to GOIG copies of its unaudited financial statements (the "Financial Statements") for the period ended June 30, 2010, (the "Balance Sheet Date"). Since the Balance Sheet Date, Add-On Exchange has suffered no material adverse changes. The financial statements of Add-On Exchange given to GOIG prior to the date hereof or filed with the Securities and Exchange fairly present, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Add-On Exchange and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year end audit adjustments in the case of unaudited interim financial statements).

(i) Absence of Certain Changes. Since the Balance Sheet Date and other than in the ordinary course, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of Add-On Exchange with respect to any shares of capital stock of Add-On Exchange or any repurchase, redemption or other acquisition by Add-On Exchange or any Add-On Exchange Subsidiary of a material number of the outstanding shares of Add-On Exchange' capital stock; (ii) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences that have not resulted, and are not expected to result in a Material Adverse Effect on Add-On Exchange;
(iii) any waiver by Add-On Exchange or any Add-On Exchange Subsidiary of a valuable right or of a material debt owed to it, except for such waivers that have not resulted and are not expected to result, in a Material Adverse Effect on Add-On Exchange; (iv) any material change or amendment to, or any waiver of any material rights under a material contract or arrangement by which Add-On Exchange or any Add-On Exchange Subsidiary or any of their, respective, assets or properties is bound or subject, except for changes, amendments, or waivers that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, in a Material Adverse Effect on Add-On Exchange; (v) any material change by Add-On Exchange in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; or (vi) any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect on Add-On Exchange.

(j) Legends. The Add-On Exchange Shareholder agrees that the certificates for the GOIG Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR

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                                October 17, 2010


TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE SHARE EXCHANGE AGREEMENT DATED OCTOBER __, 2010, BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

(k) Ownership of Patents. Add-On Exchange owns full title and control to the Patents given in Exhibit 7.1(k).

(l) No Debt. Add-On Exchange has no debt of any kind, except for the Add-On Exchange Note.

(m) Consulting Agreements. The Add-On officers John Rafuse, John Parkinson, and Aaron Greenstreet have signed and are subject to the Consulting Agreements given in Exhibit 7.1(m) and such Consulting Agreements are in full force and effect.

                                  ARTICLE VIII
                    WARRANTIES OF ADD-ON EXCHANGE SHAREHOLDER

The Add-On Exchange Shareholder warrant as follows:

     Section 8.1 Clear Title. At Closing the Add-On Exchange Shareholder have free and clear title of the Add-On Exchange Stock, free of all Encumbrances and whose ownership therein has been properly perfected in accordance with all security laws and regulations of all financial regulators who oversee the conduct of the Add-On Exchange, and all other legal requirements of relevant jurisdictions;

     Section 8.2 Organization and Related Matters. The Add-On Exchange Shareholder is a natural person. The Add-On Exchange Shareholder has all necessary personal or company capacity, power and authority to execute, deliver and perform its obligations under this Agreement. Exhibit 8.2(a) sets forth, as of the Closing, the ownership of the Add-On Exchange Shareholder. Exhibit 2.2(b) sets forth, as of the Closing, the current directors and executive officers of Add-On Exchange.

     Section 8.3. Condition of the Add-On Exchange. To the best of the knowledge and belief of the Add-On Exchange Shareholder, as of the Closing:

(a) Add-On Exchange is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b) Add-On Exchange has all necessary corporate power and authority to own or lease its respective properties and assets, as applicable, and to carry on its businesses as now conducted and are duly qualified or licensed to do business as

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                                October 17, 2010


foreign corporations in good standing in all jurisdictions, except where the failure to be so qualified or licensed is not material to the Business.

     Section 8.4 Stock.

(a) The Add-On Exchange Shareholder beneficially and of record own the shares of capital stock of Add-On Exchange given in Exhibit 2.2. All of such Equity Securities of Add-On Exchange are owned free and clear of any Encumbrances. At the Closing, GOIG will acquire good and marketable title to and complete ownership of all of the capital stock of Add-On Exchange outstanding on the Closing Date, free and clear of any Encumbrances.

(b) There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of Add-On Exchange, or to restructure or recapitalize Add-On Exchange.

(c) There are no outstanding Contracts of the Add-On Exchange Shareholder or Add-On Exchange to repurchase, redeem or otherwise acquire any Equity Securities of Add-On Exchange.

(d) There are no Add-On Exchange Stock Option Plans or any outstanding options or warrants or other contracts or agreements to purchase shares of Add-On Exchange common stock.

(e) All outstanding Equity Securities of Add-On Exchange are duly authorized, validly issued and outstanding and are fully paid and nonassessable, and were issued in conformity with applicable Laws.

(f) There are no preemptive rights in respect of any Equity Securities of Add-On Exchange.

(g) As of the Closing, there has been no material change in the Add-On Exchange Financial Statements and Business Plans submitted to GOIG and attached hereto as
Exhibit 7.1(g) and incorporated by reference.

(h) Except as set forth on Exhibit 8.4(h), whether or not in the ordinary course of business, there has not been, occurred or arisen any change in or event affecting Add-On Exchange that has or would have a material adverse effect on the Business (other than matters of general applicability to Add-On Exchange' industry and matters arising in connection with this Agreement).

(i) Add-On Exchange has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) are reflected or disclosed in the Financial Statements described in Sections (a) and (g) above, (ii) are reflected in the notes to the balance sheet included in the most recent of the Financial Statements, (iii) are obligations set forth in any Contracts listed in the Exhibits to this Agreement or in Contracts not required to be listed in such Exhibits, (iv) are disclosed in any of the Exhibits to this Agreement, (v) were

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                                October 17, 2010


incurred in the  ordinary  course of  business,  and (vi) except as set forth in
Exhibit 8.4(i), do not exceed $100 individually or $500 in the aggregate. As of the date of Closing, all the Add-On Exchange' liabilities in the aggregate, including contingent liabilities, existing or inchoate, shall not exceed $500.

     Section 8.5 Taxes. All federal, tax returns and all material province, state, local and foreign tax returns that are required to be filed by or with respect to Add-On Exchange on or before the Closing Date have been or prior to the Closing will be duly filed, and all Taxes shown as due on such Tax Returns have been paid or will be paid in full. No issues relating to Add-On Exchange, that have been raised by any other taxing authority in connection with the examination of any of such tax returns, are currently pending. The sale of the stock contemplated in this Agreement, and the assumption, removal or payment of the liabilities of Add-On Exchange contemplated in this Agreement, will not create any province, local, state, foreign or federal tax liabilities.

     Section 8.6 Material Contracts. Exhibit 2.5 lists each Contract which is a Material Contract, including, but not limited to, real property and equipment leases and loan arrangements, of Add-On Exchange that will exist as of the Closing. As of the date of Closing and thereafter, Add-On Exchange may summarily and unconditionally cancel or terminate such contract without penalty or charge. Each Material Contract is valid and subsisting, Add-On Exchange has duly performed all its obligations under each Material Contract to which Add-On Exchange is a party to the extent that such obligations to perform have accrued, and no breach or default (or, to the Add-On Shareholder's knowledge, alleged breach or default) or event which would (with the passage of time, notice or both) constitute a breach or default or loss of rights or benefits by

     Neither Add-On Exchange or, to the Add-On Shareholder's knowledge, any other party or obligor with respect thereto, has occurred or, assuming that the requisite approvals and permits set forth on Exhibit 8.9 are sought and obtained, as a result of the execution, delivery and performance of this Agreement will occur, except for such, as individually or in the aggregate, as would not have a material adverse effect on Add-On Exchange. True, correct and complete copies of all material agreements identified in Exhibit 8.6, including all amendments and supplements, have been delivered to GOIG.

     Section 8.7 Changes. Since the execution of the last Letter of Intent concerning these transactions, there has not been: (a) excluding any changes which may occur after the date of this Agreement as a result of the transactions contemplated by this Agreement, any change (other than changes affecting Add-On Exchange' industry generally) that has or would have a material adverse effect on the Business, except (i) changes resulting from the sale of all of the assets and assumptions of the liabilities contemplated in this Agreement, (ii) changes in the ordinary course of business, which have not been, individually or in the aggregate, materially adverse to Add-On Exchange.

                                October 17, 2010


(b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, cash flows or operating results of Add-On Exchange, taken as a whole;

(c) any waiver by Add-On Exchange of a valuable right or of a debt owed to it, except for such as have not been, individually or in the aggregate materially adverse to the Business;

(d) any satisfaction or discharge of any lien, claim of encumbrance or payment of any obligation by Add-On Exchange, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or Business (as such Business is presently conducted);

(e) any change in the outstanding capital stock of Add-On Exchange;

(f) any loan, guaranty or other extension of credit to any Person;

(g) any material change in any compensation arrangement or agreement with any key employee; or

(h) other than dispositions of surplus equipment, furniture and fixtures and dispositions of inventory in the ordinary course of business, any sale, disposition, transfer or encumbrance of any material property owned by Add-On Exchange, or any termination, modification or amendment of any material lease of property to which Add-On Exchange was a party.

     Section 8.8 Properties. As of the Closing, Add-On Exchange shall not have any operating assets and all liabilities shall have been assumed by the purchaser of such operating assets or paid in full.

     Section 8.9 Authorization; No Conflicts. The execution, delivery and performance of this Agreement by the Add-On Exchange Shareholder has been duly and validly authorized the Add-On Exchange Shareholder and by all other necessary corporate or company action on the part of the Add-On Exchange Shareholder. This Agreement constitutes the legally valid and binding obligation of the Add-On Exchange Shareholder, enforceable against the Add-On Exchange Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by the Add-On Exchange Shareholder will not directly or indirectly (a) contravene, conflict with, violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under any provision of the charter documents or by-laws of the Add-On Exchange Shareholder, Add-On Exchange or any resolution adopted by the managers or board of directors or stockholders of the Add-On Exchange Shareholder or Add-On Exchange, (b) result in the imposition of any encumbrance against any material asset or property owned, licensed or leased by Add-On Exchange, or (c) contravene, conflict with

                                October 17, 2010


or result in a violation of any Law or Order to which Add-On Exchange or any of the assets owned licensed or leased by any of them are subject, except, in each of Sections (b) through (c), for such contraventions, conflicts, impositions and violations, which, individually or in the aggregate, do not have a material adverse effect on the Business. Exhibit 8.9 lists, as of the date hereof, all Approvals and Permits required to be obtained by the Add-On Exchange Shareholder or Add-On Exchange to consummate the transactions contemplated by this Agreement and to permit GOIG to operate the Add-On Exchange without loss of material rights, other than those which have been previously obtained. Except for the Approvals and Permits identified on Exhibit 8.9 as requiring that certain actions be taken by or with respect to a third party or governmental entity, the execution, delivery and performance of this Agreement by the Add-On Exchange Shareholder will not require any material filing or registration with, or the issuance of any material Approval or Permit by, any third party or Governmental Entity.

     Section 8.10 Legal Proceedings and Certain Labor Matters. Except as set forth in Exhibit 8.10, there is no order or action pending, or, to the Add-On Exchange Shareholder' knowledge, threatened, against Add-On Exchange or any of their respective properties or assets that individually or when aggregated with one or more other such orders or actions has, or, if determined adversely to the interests of the Add-On Exchange Shareholder, Add-On Exchange or GOIG can be reasonably expected to have, a material adverse effect on the Business or the Add-On Exchange Shareholder' ability to perform its obligations under this Agreement. There is no organized labor strike, dispute, slowdown or stoppage, or collective bargaining or unfair labor practice claim pending or, to the Add-On Exchange Shareholder' knowledge, threatened, against or affecting Add-On Exchange. Exhibit 8.10 lists, each pending order and each action that involves a claim or potential claim of aggregate liability in excess of $25,000 against, or that enjoins or seeks to enjoin any activity of Add-On Exchange.

     Section 8.11 Compliance with Law. Add-On Exchange has conducted the Business in all material respects in accordance with applicable Law (including the receipt of all Permits material to the conduct of the Business). No suspension, cancellation or termination of any material Permits is pending or, to the Add-On Exchange Shareholder' knowledge, threatened.

     Section 8.12 Environmental Compliance. Add-On Exchange' properties are, in all material respects, in compliance with all applicable Environmental Laws, and Add-On Exchange has no knowledge and has received no notice of any material unresolved violation or alleged violation of any Environmental Laws in its conduct of the Business.

     Section 8.13 Dividends and Other Distributions. There has been no dividend or other distribution of assets or securities by Add-On Exchange, whether consisting of money, property or any other thing of value, declared, issued or paid subsequent to the date of the latest financial statements of the Add-On Exchange.

                                October 17, 2010


     Section 8.14 Employee Benefits. There are no Employee Pension Benefit Plans, Employee Welfare Benefit Plans or any other significant employee benefit arrangements maintained by Add-On Exchange or to which Add-On Exchange contribute or to which Add-On Exchange would have any liability or obligation (collectively, the "Add-On Exchange Plans"). With respect to each Add-On Exchange Plan: (a) such Add-On Exchange Plan has been administered in all material respects in accordance with its terms and, to the extent it is subject to any requirements under applicable laws and regulations, complies in all material respects therewith; (b) all contributions payable by the Add-On
Exchange Shareholder, Add-On Exchange, or any of their respective Affiliates which are due, if any, to such Add-On Exchange Plan have been paid in full; (c) the Add-On Exchange Shareholder has delivered to GOIG complete copies of the current plan documents with respect to the Add-On Exchange Plans, together with copies of any and all amendments thereof adopted through the date hereof; (d) there is no pending or threatened legal action, proceeding or investigation against such Add-On Exchange Plan or the assets of any of the trusts under such Add-On Exchange Plan that is reasonably likely to have a material adverse effect on the Business; and (e) there have been no non-exempt prohibited transactions or breaches of fiduciary duty with respect to such Add-On Exchange Plan that are reasonably likely to have a material adverse effect on the Business.

     Section 8.15 Bank Accounts, Powers, etc. Exhibit 8.15 lists, each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which Add-On Exchange has an account or safe deposit box and the names and identification of all Persons authorized to draw thereon or to have access thereto.

     Section 8.16 No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Add-On Exchange Shareholder, Add-On Exchange or any of their respective affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

     Section 8.17 Certain Interests. No controlled Affiliate of the Add-On Exchange Shareholder, Add-On Exchange, nor any officer, director or Affiliate thereof, has any material interest in any property used in or pertaining to the Business or, to the Add-On Exchange Shareholder' knowledge, any customer or supplier doing business with Add-On Exchange.

     Section 8.18 Disclaimer of Representations and Warranties. The Add-On Exchange Shareholder acknowledge and agree that the purchase and sale of the GOIG Shares hereunder shall be without representation or warranty by GOIG, express or implied, except as specifically set forth in Article IX.

     Section 8.19 Product Liabilities. The Add-On Exchange is not subject to any claims, liabilities or penalties for product liability, including but not limited liabilities arising in tort or under the provisions of, among other

                                October 17, 2010


laws, the Federal Hazardous Substances Act and the Federal Consumer Products Safety Act or any present or future action by the Consumer Products Safety Commission (the "CPSC") or other federal, provincial or state agency.

     Section 8.20 Product Returns. The Add-On Exchange is not and will not be liable for any claims, present or future, in connection with product returns.

     Section 8.21. Intellectual Property Claims. The Add-On Exchange is not and will not be liable for any claims, present or future, with respect to intellectual property, in connection with copyrights, trademarks, patents, licenses, royalties, or otherwise, including claims for infringement, libel, slander, defamation, misrepresentation or fraud.

     Section 8.22. Employees; Employee Compensation; Stock Grants. At time of Closing, Add-On Exchange will not have any employees, be liable for any past, present or future employee compensation of any kind and the Add-On Exchange is not and will not be obligated to make nor be liable for any stock grants to employees.

                                   ARTICLE IX
              REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF GOIG

     Section 9.1 Warranties of GOIG. GOIG hereby represents, warrants and undertakes to Add-On Exchange (to the intent that the provisions of this Section shall continue to have full force and effect notwithstanding Closing) that:

(a) Organization, Good Standing and Qualification. GOIG is a corporation duly organized and validly existing under the laws of Nevada and is not in liquidation or receivership. GOIG has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to allot and issue the GOIG Shares subject to the terms and conditions of this Agreement, to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The articles of incorporation of GOIG comply with the requirements of applicable Nevada law and are in full force and effect. GOIG is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so could not have a Material Adverse Effect on GOIG.

 (b) Subsidiaries. GOIG does not beneficially own, directly or indirectly, any interest in any subsidiary of GOIG.

(c) Validly Issued Shares. When issued in compliance with the provisions of this Agreement, the GOIG Shares will be validly issued and credited as fully paid, will rank pari passu in all respects with all existing issued common shares of GOIG and will be free of any restrictions, limits, claims, liens or other encumbrances; provided, however, that the GOIG Shares may be subject to

                                October 17, 2010


restrictions on transfer under United States securities laws or regulations as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(d) Authorization; Binding Obligations. All actions on the part of GOIG and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of GOIG hereunder and the authorization, allotment and issuance and delivery of the GOIG Shares pursuant hereto has been taken or will be taken prior to Closing. This Agreement has been duly executed and delivered by GOIG, and (assuming the due authorization, execution and delivery hereof by Add-On Exchange) this Agreement is a valid and binding obligation of GOIG enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies. The issuance of the GOIG Shares is not subject to any preemptive or similar rights or rights of first refusal that have not been properly waived or complied with.

(e) Capitalization. The issued share capital of GOIG as of the date of the Adequate Current Information is as set forth in the Adequate Current Information under the headings "Capitalization" and "Description of Common shares". The shares constituting the issued share capital of GOIG have been duly authorized and validly issued, are credited as fully paid and are not subject to preemptive or similar rights. As of the date of the Adequate Current Information and except as described or expressly contemplated by the Letter of Intent concerning these transactions, Agreement and the Adequate Current Information (including footnotes to the financial statements and tables contained therein) referred to in the Adequate Current Information, there are no outstanding rights (including without limitation, preemptive rights) warrants or options to acquire, or instruments convertible into or exchangeable for, any material number of common shares or any other class of shares or equity interest in GOIG or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any material number of shares of GOIG or any subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(f) Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under relevant securities laws and regulations, if applicable, and applicable Pink Sheet regulations, including without limitation the requisite approval by the shareholders of GOIG, if applicable, of the transactions contemplated hereby, none of the execution, delivery or performance of this Agreement by GOIG, the consummation by GOIG of the transactions contemplated hereby or compliance by GOIG with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or memorandum and articles of association of GOIG, (b) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which GOIG or any of its material subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulations applicable to GOIG, any of its material subsidiaries or any of

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                                October 17, 2010


their properties or assets,  excluding from the foregoing  Sections (b), (c) and
(d) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on GOIG's ability to consummate the transactions.

(g) The Adequate Current Information. The Adequate Current Information of GOIG, as at June 30, 2010 (the "Adequate Current Information"), a copy of which has been provided to Add-On Exchange by GOIG, did not as of the date thereof contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Financial  Statements.  The  historical  consolidated  financial  statements included in the Adequate Current Information present fairly the financial position of and GOIG and their subsidiaries, have been prepared in conformity with the generally accepted accounting principles applied on a consistent basis and fairly present the combined financial condition and results of operations of GOIG at the dates and for the periods presented; and the assumptions used in preparing the pro forma financial statements included in the Adequate Current
Information provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical or pro forma financial statement amounts.

(i) Absence of Certain Changes. Since the date of the Adequate Current Information and other than in connection with acquisitions in the ordinary course of business, neither GOIG nor any of its subsidiaries has (i) entered into or assumed any material contract, (ii) incurred, assumed or acquired any material liability (including contingent liability) or other obligation or (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other material asset that are not described in the Adequate Current Information. Except as disclosed in the Adequate Current Information and other than in connection with acquisitions in the ordinary course of business, since the date thereof, there has not been any change that would have a material adverse effect on the business, assets, financial condition or operations of GOIG and its subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Adequate Current Information, there has been no dividend or distribution of any kind declared, paid or made by GOIG on any class of its capital stock.

(j) Withholding Taxes. Except as disclosed in the Adequate Current Information, under current laws and regulations of any relevant jurisdiction and any political subdivision thereof, all dividends and other distributions declared and payable on the GOIG Shares may be paid by GOIG to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred any jurisdiction and all such payments made to holders thereof who are non-residents of any relevant jurisdiction will not be subject to income, withholding or other taxes under laws and regulations of any relevant jurisdiction or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in any relevant jurisdiction or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in any relevant jurisdiction or any political subdivision or taxing authority thereof or therein.

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                                October 17, 2010


(k) No Liability. Upon issuance of the GOIG Shares to Add-On Exchange, Add-On Exchange shall not be subject to any liability in respect of any liability of GOIG by virtue only of its holding of any such GOIG Shares.

(l) Approval for Listing. On or prior to Closing, the GOIG Shares shall have been approved for listing and are trading on the Pink Sheets.

(m) Purchase for Own Account. The Add-On Exchange Shares are being acquired for investment for GOIG's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and GOIG has no present intention of selling, granting any participation in, or otherwise distributing the same. GOIG also represents that it has not been formed for the specific purpose of acquiring the Add-On Exchange Shares.

(n) Investment Experience. GOIG understands that the purchase of the Add-On Exchange Shares involves substantial risk. GOIG has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Add-On Exchange Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Add-On Exchange Shares and protecting its own interests in connection with this investment.

(o) Restricted Securities. GOIG hereby acknowledges and agrees with Add-On Exchange that the Add-On Exchange Shares have not been registered under the Securities Act and may not be offered or sold except pursuant to registration statement or to an exemption from the registration requirements of the Securities Act, GOIG further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Add-On Exchange Shares..

(p) Legends. GOIG agrees that the certificates for the Add-On Exchange Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE SHARE EXCHANGE AGREEMENT DATED OCTOBER 14, 2010, BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

                                 Page 22 of 59
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                                October 17, 2010


In addition, GOIG agrees that in the event Add-On Exchange reasonably believes that GOIG has failed to comply with the terms of this Agreement or the requirements of the Securities Act, Add-On Exchange may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to Add-On Exchange of such satisfactory evidence as reasonably may be required by Add-On Exchange, that such legend or stop orders are not required to ensure compliance with the Securities Act.

                                    ARTICLE X
                   RESTRICTION ON ANNOUNCEMENTS AND DISCLOSURE

     Section 10.1 Announcements. Subject as provided in Section 10.2, neither Party shall make any public announcement in relation to the transactions contemplated hereby without having consulted with the other Party.

     Section 10.2 Pink Sheet Announcements. This Section shall not apply to any announcement required to be made pursuant to the rules of the Pink Sheets as to the contents of which the Party making the same shall have consulted with the other Party and obtained approval from the Pink Sheets as may be required.

                                   ARTICLE XI
                                  MISCELLANEOUS

     Section 11.1 Costs. Each Party shall pay its own costs and expenses incurred in connection with the preparation, negotiation and settlement of this Agreement.

     Section 11.2 Fees for Issuing Shares. All fees and duties (if any) relating to the issue of the Add-On Exchange Shares shall be borne by Add-On Exchange. Capital duty and all other fees and duties (if any) relating to the issue of the GOIG Shares shall be borne by GOIG.

     Section 11.3 Expenses of Sale. To the extent and only to the extent paid prior to the Closing or accrued on the Closing Balance Sheet, the Add-On Exchange Shareholder shall be responsible for the following extraordinary out-of-pocket expenses actually incurred by the Add-On Exchange Shareholder or Add-On Exchange in connection with the sale of the Stock hereunder: (a) pre-Closing fees, expenses and disbursements of legal counsel, accountants, consultants and other advisors, (b) pre-Closing expenses relating to arrangements for due diligence investigations of Add-On Exchange and the Business by prospective buyers, including, but not limited to, expenses to secure premises, equipment, personnel and other services, and (c) the other sale expenses set forth on Exhibit 5.6.

     Section 11.4 Notices. Any notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address or facsimile number set out below (or such other

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                                October 17, 2010


address or facsimile number as the addressee has by five (5) days' prior written notice specified to the other Party):

To: GoIP Global, Inc.
475 Park Avenue South
Suite 3001
New York, NY  10016

With copies to:
Bradley E. Essman, Esq.
[REDACTED]

To: Malcolm Myers
[REDACTED]

To: Add-On Exchange, Inc.
Attn: John Rafuse, CEO
[REDACTED]

To: Add-On Exchange, Inc.
410 Park Avenue, 15th Floor
New York, NY 10022

Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered: (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by facsimile, when transmitted, subject to machine-printed confirmation of receipt being received by the sender.

     Section 11.5 Further Assurances. Each Party undertakes to the other Party to execute or procure to be executed all such documents and to do or procure to be done all such other acts and things as may be reasonable and necessary to give both Parties the full benefit of this Agreement.

     Section 11.6 Effect of Agreement. This Agreement shall be binding on and inure solely to the benefit of Add-On Exchange and GOIG and their respective successors and assigns. Neither Party shall assign any of its rights hereunder without the prior consent of the other Party, which consent shall not be unreasonably withheld.

     Section 11.7 Waiver. The exercise of or failure to exercise any right or remedy of any reach of this Agreement shall not, except as provided herein, constitute a waiver by such Party of any other right or remedy it may have in respect of that breach.

      Section 11.8 Rights Upon Breach. Any right or remedy conferred by this Agreement on any Party for breach of this Agreement by the other Party (including without limitation the breach of any representations and warranties)

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                                October 17, 2010


shall be in addition and without prejudice to all other rights and remedies available to it in respect of that breach.

     Section 11.9 Undertakings After Closing. Any provision of this Agreement which is capable of being performed after Closing but which has not been fully and completely performed at or before Closing and all representations and warranties and other undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Closing.

     Section 11.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to its subject matter (neither Party having relied on any representation or warranty made by the other Party which is not contained in this Agreement) and no variation of this Agreement shall be effective unless made in writing and signed by all of the Parties.

     Section 11.11 Effect of Previous Agreements. This Agreement supersedes all and any previous agreements, arrangements or understanding between the Parties relating to the matters referred to in this Agreement and all such previous agreements, arrangements or understanding (if any) shall cease to have any effect from the date hereof.

     Section 11.12 Survival of Terms. If at any time any provision of this Agreement is or becomes illegal, void or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

                                   ARTICLE XII
                                     GENERAL

     Section 12.1 Amendments; Waivers. This Agreement and any Exhibit or Exhibit attached hereto may be amended only by an agreement in writing executed on behalf of both GOIG and the Add-On Exchange Shareholder. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

     Section 12.2 Exhibits and Exhibits; Integration. Each Exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although such Exhibits need not be attached to each copy of this Agreement. This Agreement, together with such Exhibits and the letters between the Parties of even date herewith, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith, including the Letter of Intent last executed by the Parties.

     Section 12.3 Reasonable Efforts. Each Party will use its commercially reasonable efforts to cause all conditions to its and the other Party's obligations hereunder to be timely satisfied, to the end that the transactions

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                                October 17, 2010


contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable.

     Section 12.4 Further Assurances. (a) Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken, all action, and to do or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement. (b) Notwithstanding the foregoing, or anything to the contrary contained in this Agreement, neither Party nor any of its affiliates shall be required to divest themselves of any significant assets or properties or agree to limit the ownership or operation of a Party or any of its affiliates, of any significant assets or properties, including without limitation the assets to be acquired under this Agreement except as provided herein, in order to perform its obligations under this Agreement.

     Section 12.5 Governing Law. This Agreement, the legal relations between the Parties and any Action, whether contractual or non-contractual, instituted by any Party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and without regard to conflicts of law doctrines.

     Section 12.6 No Assignment. Neither this Agreement nor any rights or obligations under it are assignable, except that GOIG may assign its rights, but not its obligations, hereunder to any wholly owned subsidiary of GOIG. Subject to the foregoing sentence, this Agreement is binding upon and inures to the benefit of and is enforceable by the Parties hereto and their respective successors and permitted assigns.

     Section 12.7 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

     Section 12.8 Counterparts. This Agreement and any amendment hereto or any other agreement or document delivered pursuant hereto may be executed in one or more counterparts and by different Parties in separate counterparts. All of such counterparts shall constitute one and the same agreement or other document and shall become effective unless otherwise provided therein when one or more counterparts have been signed by each Party and delivered to the other Party.

     Section 12.9 Parties in Interest. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

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                                October 17, 2010


     Section 12.10 Attorneys' Fees. In the event of any Action by any Party arising under or out of, in connection with or in respect of this Agreement, including any participation in bankruptcy proceedings to enforce against a Party a right or claim in such proceedings, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in such Action. Attorneys' fees incurred in enforcing any judgement in respect of this Agreement are recoverable as a separate item. The Parties intend that the preceding sentence be severable from the other provisions of this Agreement, survive any judgement and, to the maximum extent permitted by law, not be deemed merged into such judgement.

     Section 12.11 Representation By Counsel; Interpretation. The Add-On Exchange Shareholder, Add-On Exchange and GOIG each acknowledge that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of GOIG and the Add-On Exchange Shareholder.

     Section 12.12 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any governmental entity, the remaining provisions of this Agreement shall remain in full force and effect provided that the essential terms and conditions of this Agreement for both Parties remain valid, binding and enforceable. To the extent permitted by Law, the Parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

     Section 12.13 Dispute Resolution; Agreement to Arbitrate. Except to the extent that any specific Dispute resolution mechanism has been otherwise provided for in this Agreement (or such mechanism has been pursued to its conclusion and either the Dispute (as defined below) in question remains unresolved or the resolution reached by such process has not been honored), in the event that any Dispute arises between or among GOIG, Add-On Exchange and the Add-On Exchange Shareholder with respect to this Agreement or the transactions contemplated hereby, the following procedures shall apply. (a) The Parties will attempt in good faith to resolve any dispute, controversy or claim under, arising out of, relating to or in connection with this Agreement, including, but not limited to, the negotiation, execution, interpretation, construction, performance, non-performance, breach, termination, validity, scope, coverage or enforceability of this Agreement or any alleged fraud in connection therewith (a "Dispute"), promptly by negotiations between appropriate senior officers of the Parties. If any such Dispute should arise, appropriate senior officers of GOIG and Add-on Exchange and the Add-On Exchange Shareholder will meet at least once within 20 days after notice of such Dispute is given by a Party and will attempt to resolve the matter. Nothing herein, however, shall prohibit a Party from

                                October 17, 2010


initiating arbitration proceedings pursuant to this Agreement if such Party reasonably believes it would be substantially prejudiced by a 50-day delay in commencing arbitration proceedings; provided, however, that the initiation of arbitration proceedings shall not relieve the Parties of their obligations to mediate Disputes pursuant to this Agreement. Either representative may request the other to meet again within 14 days thereafter, at a mutually agreed time and place. (b) If the matter has not been resolved within 30 days after the first meeting of the representatives (which period may be extended by mutual agreement), the Parties will attempt in good faith to resolve the controversy or claim in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes as in effect at such time. The costs of mediation shall be shared equally by the Parties. Any settlement reached by mediation shall be resolved in writing, signed by the Parties and binding on the Parties. The place of any such mediation shall be New York, New York. (c) If the matter has not been resolved pursuant to the foregoing procedures within 60 days after the first meeting (which period may be extended by mutual agreement), the matter shall be resolved, at the request of either Party, by arbitration conducted in accordance with the provisions of the Federal Arbitration Act (9 U.S.C.
(S)(S)1-16) and in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes as then in effect, by three neutral arbitrators selected by the Parties as follows. Each Party shall select a neutral arbitrator, subject to objection of the other Party, and the two neutral arbitrators chosen by the Parties shall select a third neutral arbitrator. If the two neutral arbitrators selected by the Parties are unable to agree on the selection of the third arbitrator, they shall select an arbitrator according to the procedures established by the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes as then in effect. The arbitration of such issues, including the determination of any amount of damages suffered by any Party hereto by reason of the acts or omissions of any Party, shall be final and binding upon the Parties, except that the arbitrator shall not be authorized to award punitive damages with respect to any such claim, dispute or controversy. The arbitrators shall have the power to decide all questions of arbitrability and of such arbitrators' jurisdiction. No Party shall seek any punitive damages relating to any matters under, arising out of, in connection with or relating to this Agreement. Equitable remedies shall be available in any such arbitration. The Parties intend that this agreement to arbitrate be valid, binding, enforceable and irrevocable. The substantive and procedural law of the State of New York shall apply to any such arbitration proceedings. The place of any such arbitration shall be New York, New York. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. (d) Notwithstanding the provisions of this Section 12.13, either Party may seek injunctive or other equitable relief to maintain the status quo before any court of competent jurisdiction in connection with any claim, dispute or controversy arising out of this Agreement, without breach of this Section 12.13 or abridgement of the powers of the arbitrators.

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                                October 17, 2010


                                  ARTICLE XIII
                      TERMINATION OF OBLIGATIONS; SURVIVAL

     Section 13.1 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall automatically terminate, without any notice, demand or action by either party, if the Closing does not occur on or before the close of business on December 31, 2010 unless extended by mutual, written consent of the Parties and otherwise may be terminated at any time before the Closing as follows and in no other manner:

     (a) Mutual Consent. By mutual written consent of the Parties.

     (b) Conditions to GOIG's Performance Not Met. By the Add-On Exchange Shareholder by written notice to GOIG if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of GOIG to consummate the transactions contemplated by this Agreement.

     (c) Conditions to Add-On Exchange' Performance Not Met. By GOIG by written notice to Add-On Exchange if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Add-On Exchange to consummate the transactions contemplated by this Agreement.

     (d) Material Breach. By GOIG or Add-On Exchange if there has been a material misrepresentation or other material breach by the other Party in its representations, warranties and covenants set forth herein; provided, however, that the breaching party shall have 20 business days after receipt of notice from the other Party of its intention to terminate this Agreement if such breach continues, in which to cure such breach.

     Section 13.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 13.1, all further obligations of the parties under this Agreement shall terminate; provided that the obligations of the parties contained in Articles XI, XII and this Articles XIII shall survive any such termination, and that a termination under Section 13.1 shall not relieve either Party of any liability for a breach of, or for any misrepresentation under, this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

     Section 13.3 Notice of Known Unsatisfied Conditions or Breached Representations, Warranties or Covenants. Prior to the Closing, each of the Parties agrees to promptly inform the other Party of any failure to be satisfied of any condition in its favor or the breach of any representation, warranty or covenant by the other of which such party becomes aware.

                                October 17, 2010


     Section 13.4 Material Defect; Cure. If, subsequent to the closing of this Agreement, either Party determines that there is a material defect existing at the time of closing which contravenes any rules, laws or regulations of any statutory, legal or regulatory body to which either Party reports, or materially impairs the ability of either Party to conduct business in the normal course of affairs or become unable to execute its obligations under all legal, statutory or regulatory bodies to which it reports, the Parties shall take any and all actions necessary to cure the defect within 20 days of receipt of written notice that such a defect exists (the "cure period").

     Section 13.5 Rescission. If the "cure period" elapses and the responsible Party has failed to cure the defect, the other Party shall, at its sole discretion, have the right to demand that this Agreement be rescinded forthwith, and the offending Party shall be required to enter into a Rescission Agreement with the demanding Party without delay.

     In Witness Whereof, the Parties have signed this Agreement as of the 17th day of October 2010.

GoIP Global, Inc.


By: /s/ Isaac Sutton
   -------------------------------
   Isaac H. Sutton
   CEO

Add-On Exchange, Inc.


By: /s/ John Rafuse                              /s/ John Parkinson
   -------------------------------               -------------------------------
   John Rafuse                                   Witness
   CEO

Malcolm Myers

/s/ Malcolm Myers
   -------------------------------
Malcolm Myers, Shareholder

                                October 17, 2010


                                    EXHIBITS


NO.                      EXHIBIT                                     PAGE
---                      -------                                     ----

2.1       Add-On Exchange Shareholders List                           33

2.2.      Add-On Exchange Note and Assignment                         35

7.1(b)    Add-On Exchange Subsidiaries                                49

7.1(g)    Add-On Exchange Disclosure Documents                        50

7.1(i)    Excess Liabilities                                          51

7.1(k)    Patents Owned                                               52

7.1.(m)   Consulting Agreements                                       53

8.2       Current Directors and Officers of Add-On Exchange           54

8.4(h)    Material Adverse Changes                                    55

8.4(i)    Material Liabilities                                        56

                                October 17, 2010


8.6       Material Agreements                                         57

8.9       Approvals and Permits                                       58

8.10      Legal Proceedings                                           59

8.15      Bank Accounts                                               60

                                October 17, 2010


                                   EXHIBIT 2.1
                     ADD-ON EXCHANGE, INC. SHAREHOLDERS LIST

One Hundred Million (100,000,000) Shares of Common Stock, $0.001 par value.

       LIST OF SHAREHOLDERS             SHARES

[REDACTED]

                                October 17, 2010


                                   EXHIBIT 2.2
                    ADD-ON EXCHANGE, INC. NOTE AND ASSIGNMENT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                              ADD-ON EXCHANGE, INC.
                          CONVERTIBLE, ASSIGNABLE NOTE


Principal Amount: $500,000.00      Interest Rate: Ten Percent (10%)

Due Date: October 31, 2013         Convertible at $0.02 per Share into
Assignable                         Common Stock

THE NOTE.

FOR VALUE RECEIVED, the undersigned, Add-On Exchange, Inc. ("Add-On Exchange") a Delaware corporation, the "Maker," hereby promises to pay to the order of Malcolm Myers, the "Payee" or the "Holder", the principal sum of Five Hundred

                                October 17, 2010


Thousand and 00/100 Dollars ($500,000.00), plus interest at the rate specified below.

The unpaid principal balance outstanding from time to time shall bear interest prior to maturity at an annual rate of interest of Ten Percent (10%).

The Maker hereby agrees to pay the entire amount due hereunder, including principal and interest, on or before October 31, 2013 ("Maturity Date"), on which date all unpaid principal and interest due hereunder shall be paid in full. All payments shall be applied first to interest on the unpaid balance and the remainder to principal.

Interest hereon shall be calculated on the basis of a 360-day year prior to the actual number of days elapsed until all accrued and unpaid interest is paid in full. All payments of principal and interest hereunder shall be payable in lawful currency of the United States.

If payment in full of the principal balance and accrued interest is not actually received by the Payee on or before the Maturity Date, the Maker agrees to pay Payee a late charge equal to the above specified interest rate plus two percent (2%) per annum on that delinquent amount until paid. All interest due and payable hereunder which is not paid when due for any reason shall be cumulated and accrue interest at the rate hereunder.

This Convertible Note is given in consideration of a loan by Payee to Maker in the principal amount of the Convertible Note.

The holder of this Convertible Note and all assignees and successors thereof shall have all the rights of a holder in due course as provided by the laws of the state of New York.

Maker hereby waives demand, presentment, protest, notice or protest and/or dishonor and all other notices or requirements that might otherwise be required by law. The Maker promises to pay on demand all costs of collection, including reasonable attorney's fees and court costs, paid or incurred by Payee in enforcing this Convertible Note upon an Event of Default (as that term is defined below) hereunder.

                                October 17, 2010


The occurrence of any of the following shall constitute an "Event of Default" under this Convertible Note:

     a. The failure of the Maker to make any payment when due under this Convertible Note;

     b. The institution of legal proceedings by or against the Maker under any state insolvency laws, federal bankruptcy law, or similar debtor relief laws then in effect.

     c. A breach of any of the terms of this Note or the Subscription Agreement between the parties of even date.

Upon an Event of Default, Payee may, at Payee's option, without notice, declare all principal and interest due under this Convertible Note to be due and payable immediately, and may exercise his conversion options. Payee may waive any Event of Default before or after it occurs and may restore this Convertible Note in full effect without impairing the right to declare it due for a subsequent default.

This Note is assignable at the option of the Holder.

CONVERSION INTO COMMON STOCK

At any time prior to the Maturity Date, Payee shall have the option to convert the unpaid principal balance of this Convertible Note or any part thereof, together with all accrued interest, into that number of shares of the Common Stock (the "Shares") of the Maker equal to the unpaid principal balance of the Convertible Note or the amount being converted, divided by Two Cents ($0.02) per share (the "Conversion Rate").

                                October 17, 2010


Adjustments to Conversion Rate The Conversion Rate is subject to adjustment from time to time in the event of (i) the issuance of Common Stock as a dividend or distribution on any class of the Company's capital stock; (ii) the combination, subdivision or reclassification of the Common Stock; (iii) the distribution to all holders of Common Stock of cash dividends or distributions; (iv) the split or reverse split of the Company's Com mon stock; and/or (v) the sale of Common Stock at a price, or the issuance of options, warrants or convertible securities with an exercise or conversion price per share, less than the lower of the then current Conversion Rate equivalent price or the then current market price of the Common Stock (except upon exercise of options outstanding on the date of this certificate or options thereafter granted to employees, officers, directors, stockholders or consultants pursuant to existing stock plans). No adjustment in the Conversion Rate will be required until cumulative adjustments require an adjustment of at least 5% in the Conversion Rate. No fractional shares will be issued upon conversion, but any fractions will be adjusted in cash on the basis of the then current market price of the Common Stock.

Exercise In order to exercise this conversion right, the Payee shall surrender this Convertible Note to the Maker, accompanied by written notice of his intention to exercise this conversion right, which notice shall set forth the principal amount of this Convertible Note to be converted ("Notice of Conversion"). Within ten (10) business days of Maker's receipt of the Notice of Conversion and this Convertible Note, the Maker shall deliver or cause to be delivered to the Payee, written confirmation that the Common Stock has been issued in the name of the Payee.

MECHANICS OF EXERCISE.

Exercise of the purchase rights represented by this Convertible Note may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Due Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company). Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Convertible Note to the Company until the Holder has converted all of the Note available by conversion hereunder and the Note has been exercised in full, in which case, the Holder shall surrender this Note to the Company for cancellation within three Trading Days of the date the final Notice of Exercise is delivered to the Company. The Holder and the Company shall maintain records showing the number of shares of Common Stock received on conversion and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within ten Business Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

                                October 17, 2010


Delivery of Certificates Upon Exercise. Certificates for Common Stock shares to be received hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise after delivery to the Company of the Notice of Exercise Form, surrender of this Convertible Note (if required). This Convertible Note shall be deemed to have been exercised on the date the Notice of Exercise is received by the Company. The shares of Common Stock shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Convertible Note has been exercised by Notice of Exercise.

Delivery of New Convertible Note Upon Exercise. If this Convertible Note shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Convertible Note certificate, at the time of delivery of the certificate or certificates representing Common Shares, deliver to Holder a new Convertible Note evidencing the rights of Holder to purchase the unconverted shares of Common Stock called for by this Convertible Note, which new Convertible Note shall in all other respects be identical with this Convertible Note.

No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Convertible Note. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price or round up to the next whole share.

Charges, Taxes and Expenses. Issuance of certificates for Common Stock shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Common Stock are to be issued in a name other than the name of the Holder, this Convertible Note when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

CERTAIN ADJUSTMENTS.

Stock Dividends and Splits.  If the Company,  at any time while this Convertible
Note is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of any Common Stock or any other equity or equity equivalent securities payable in shares of any Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the

                                October 17, 2010


Company upon exercise of this Convertible Note), (B) subdivides outstanding shares of any Common Stock into a larger number of shares, (C) combines
(including by way of reverse stock split) any shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares any Common Stock or any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Convertible Note shall be proportionately adjusted such that the aggregate Exercise Price of this Convertible Note shall remain unchanged. Any adjustment made pursuant to this
Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

TRANSFER OF CONVERTIBLE NOTE.

Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 3(d) hereof, this Convertible Note and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Convertible Note at the principal office of the Company or its designated agent, together with a written assignment of this Convertible Note substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Convertible Note or Convertible Notes in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Convertible Note evidencing the portion of this Convertible Note not so assigned, and this Convertible Note shall promptly be canceled. A Convertible Note, if properly assigned, may be exercised by a new holder for the purchase of Common Stock without having a new Convertible Note issued.

New Convertible Notes. This Convertible Note may be divided or combined with other Convertible Notes upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Convertible Notes are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer that may be involved in such division or combination, the Company shall execute and deliver a new Convertible Note or Convertible Notes in exchange for the Convertible Note or Convertible Notes to be divided or combined in accordance with such notice. All Convertible Notes issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Convertible

                                October 17, 2010


Note except as to the number of Convertible Note Shares, said Convertible Note Shares being that Common Stock that may be issued upon conversion of this Convertible Note, issuable pursuant thereto.

Convertible Note Register. The Company shall register this Convertible Note, upon records to be maintained by the Company for that purpose (the "Convertible Note Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Convertible Note as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Transfer Restrictions. If, at the time of the surrender of this Convertible Note in connection with any transfer of this Convertible Note, the transfer of this Convertible Note shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Convertible Note, as the case may be, comply with the provisions of the securities laws and regulations.

MISCELLANEOUS.

No Rights as Shareholder Until Exercise. This Convertible Note does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

Loss, Theft, Destruction or Mutilation of Convertible Note. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Convertible Note or any stock certificate relating to the Convertible Note Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Convertible Note, shall not include the posting of any bond), and upon surrender and cancellation of such Convertible Note or stock certificate, if mutilated, the Company will make and deliver a new Convertible Note or stock certificate of like tenor and dated as of such cancellation, in lieu of such Convertible Note or stock certificate.

Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

AUTHORIZED SHARES.

The Company covenants that during the period the Convertible Note is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Convertible Note Shares upon the exercise of any purchase rights under this Convertible Note. The

                                October 17, 2010


Company further covenants that its issuance of this Convertible Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Convertible Note Shares upon the exercise of the conversion rights under this Convertible Note. The Company will take all such reasonable action as may be necessary to assure that such Convertible Note Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Convertible Note Shares which may be issued upon the exercise of the purchase rights represented by this Convertible Note will, upon exercise of the conversion rights represented by this Convertible Note, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Convertible Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Convertible Note against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Convertible Note Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Convertible Note Shares upon the exercise of this Convertible Note, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Convertible Note.

Before taking any action that would result in an adjustment in the number of Convertible Note Shares for which this Convertible Note is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Convertible Note shall be determined in accordance with the provisions of this Note in and under the laws of the State of New York.

                                October 17, 2010


Restrictions. The Holder acknowledges that the Convertible Note Shares acquired upon the exercise of this Convertible Note, if not registered, may have restrictions upon resale imposed by state and federal securities laws.

Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Convertible Note, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered by certified mail.

Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Convertible Note to purchase Convertible Note Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Convertible Note. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Convertible Note and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

Successors and Assigns. Subject to applicable securities laws, this Convertible Note and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Convertible Note are intended to be for the benefit of all Holders from time to time of this Convertible Note and shall be enforceable by the Holder or holder of Convertible Note Shares.

Amendment. This Convertible Note may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                                October 17, 2010


Severability. Wherever possible, each provision of this Convertible Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Convertible Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Convertible Note.

Headings. The headings used in this Convertible Note are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Convertible Note.

     IN WITNESS WHEREOF, the Company has caused this Convertible Note to be executed by its officer thereunto duly authorized as of the date first above indicated.

MAKER:

Add-On Exchange, Inc.

Date: October 17th, 2010

Signature: /s/ John Rafuse
          ---------------------------------
          John Rafuse, CEO

PAYEE:

Malcolm Myers

Date: October 17th, 2010

Signature: /s/ Malcolm Myers
          ---------------------------------

                                October 17, 2010


                               NOTICE OF EXERCISE

TO: Add-On Exchange, Inc.

(1) The undersigned hereby elects to convert into Common Stock of the Company pursuant to the terms of the attached Convertible Note (only if exercised in full), and tenders herewith said Convertible Note, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Common Stock shares in the name of the undersigned or in such other name as is specified below:

The Common Stock shares shall be delivered by physical delivery of a certificate to:


--------------------------------
[SIGNATURE OF HOLDER]

Name of Investing
Entity:
       -------------------------------------------------------------------------

Signature of Authorized Signatory of
Investing Entity:
                 ---------------------------------------------------------------

                                October 17, 2010


Name of Authorized
Signatory:
          ----------------------------------------------------------------------

Title of Authorized
Signatory:
          ----------------------------------------------------------------------
Date:
     ---------------------------------------------------------------------------

                                October 17, 2010


                                 ASSIGNMENT FORM

(To  assign  the  foregoing   Note,   execute  this  form  and  supply  required
information. Do not use this form to convert the Note.)

FOR VALUE RECEIVED,  [        ] all of or [        ] amount of the foregoing
Convertible Note and all rights evidenced thereby are hereby assigned to whose address is
------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

                Dated:           ,
                     ------------ ----------

         Holder's
         Signature:
                              ------------------------------------

         Holder's Address:
                              ------------------------------------

                              ------------------------------------

Signature
Guaranteed:
          -------------------------------------------------------

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                                October 17, 2010


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Convertible Note, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Convertible Note.

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                                October 17, 2010


                                 EXHIBIT 7.1.(B)

                          ADD-ON EXCHANGE SUBSIDIARIES

None.

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                                October 17, 2010


                                 EXHIBIT 7.1(G)

                      ADD-ON EXCHANGE DISCLOSURE DOCUMENTS


Balance Sheet as of 9/30/2010

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                                October 17, 2010


                                 EXHIBIT 7.1(I)

                               EXCESS LIABILITIES

Accounts Payable

Notes Payable

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                                October 17, 2010


                                 EXHIBIT 7.1(K)

                        PATENTS OWNED BY ADD-ON EXCHANGE

Application 20070180055  Patent number 11656055 dated 1/22/07

Application 20070174143 Patent number 11770068

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                                October 17, 2010


                                 EXHIBIT 7.1(M)

                              CONSULTING AGREEMENTS

A. John Rafuse, CEO, Director
B. John Parkinson, CFO, Director
C. Aaron Greengrass
D. Malcolm Myers

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                                October 17, 2010


                                   EXHIBIT 8.2

                CURRENT OFFICERS AND DIRECTORS OF ADD-ON EXCHANGE

DIRECTORS

Isaac H. Sutton - as of 10/17/10

John Rafuse

John Parkinson

Aaron Greengrass (resigned as of 10/17/10)

Iser Steinmetz (resigned as of 10/17/10)

OFFICERS

John Rafuse, CEO

John Parkinson, CFO

Aaron Greengrass, CTO

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                                October 17, 2010


                                 EXHIBIT 8.4(H)

                            MATERIAL ADVERSE CHANGES

None.

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                                October 17, 2010


                                 EXHIBIT 8.4(I)

                              MATERIAL LIABILITIES

Notes Payable
Interest Payable
Accounts Payable

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                                October 17, 2010


                                   EXHIBIT 8.6

                               MATERIAL AGREEMENTS

None.

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                                October 17, 2010


                                   EXHIBIT 8.9

                              APPROVALS AND PERMITS

None.

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                                October 17, 2010


                                  EXHIBIT 8.10

                                LEGAL PROCEEDINGS

None.

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                                October 17, 2010


                                  EXHIBIT 8.15

                                  BANK ACCOUNTS

[REDACTED]